UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

K-Fed Bancorp
(Exact name of registrant as specified in its charter)

Federal                                           000-50592                                           20-0411486
(State or other jurisdiction of incorporation)      (Commission File No.)         (I.R.S. Employer Identification No.)

1359 N. Grand Avenue, Covina, CA                                                                                                                     91724
                                                                                                             (Address of principal executive offices)                                                                                                            (Zip Code)

Registrant's telephone number, including area code:                                                                                                           (626) 339-9663

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operation and Financial Condition.

On January 28, 2008, K-Fed Bancorp issued a press release disclosing its December 31, 2007 financial results.

A copy of the press release is included as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed filed for any purpose.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1 – K-Fed Bancorp press release dated January 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

K-FED BANCORP

Date: January 28, 2008                                                                                                                 By: /s/ Kay M. Hoveland
                                            Kay M. Hoveland
                                            President and Chief Executive Officer

EXHIBIT 99.1

PRESS RELEASE

K-FED BANCORP
1359 N. Grand Avenue                                                                                                                                                                                                    www.K-Fed.com
Covina, California 91724-1016

FOR IMMEDIATE RELEASE

For additional information contact:
Kay Hoveland, President/CEO
Dustin Luton, Chief Financial Officer
(626) 339-9663

K-FED BANCORP ANNOUNCES SECOND QUARTER EARNINGS

Covina, CA – January 28, 2008 - K-FED BANCORP ANNOUNCES SECOND QUARTER EARNINGS. K-FED Bancorp (NASDAQ: KFED), the parent company of Kaiser Federal Bank, reported net income of $406,000 for the quarter ended December 31, 2007 and $1.4 million for the six months then ended. This compares to net income of $1.1 million for the quarter ended December 31, 2006 and $2.5 million for the six months then ended. These net income declines are due primarily to the recognition of $1.3 million in stock offering expenses resulting from the cancellation of the stock offering in November 2007. The recognition of these expenses resulted in a decline of 5-cents-per-share in the Company’s basic and diluted earnings per share numbers for the three and six months ended December 31, 2007.

The asset quality of the Bank continues to remain strong and consistent over the past two quarters. Non-performing assets totaled $1.6 million or 0.19% of total assets as of December 31, 2007 as compared to $1.5 million or 0.18% of total assets as of June 30, 2007. Net charge-offs totaled $275,000 or 0.04% of average loans for the six months ended December 31, 2007. This has been accomplished by the strict adherence to the Bank’s long standing disciplined credit culture that emphasizes the consistent application of our underwriting standards to all loans, including individual purchased loans. Additionally, the Bank’s mortgage portfolio has remained strongly anchored in traditional mortgage products. In this regard, the Bank has not originated or purchased teaser option-ARM loans, negative amortizing loans or high LTV loans.

Total assets increased to $830 million at December 31, 2007 from $800 million at June 30, 2007. This increase was primarily due to strong growth in the Bank’s commercial and multifamily real estate portfolios as total loans increased from $702 million at June 30, 2007 to $743 million at December 31, 2007. The Bank continues to focus in these areas in an effort to diversify its loan portfolio as well as to increase its net interest margin.

The Bank’s net interest margin increased to 2.45% for the quarter ended December 31, 2007 from 2.38% for the quarter ended December 31, 2006. The increase was primarily the result of increasing yields on earning assets.

“Overall, the Bank’s core performance for the latest quarter was strong and the continued emphasis on credit quality has been paying off in the form of low delinquencies and charge-offs despite industry trends,” said Kay Hoveland, President/CEO.

This release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include delays in completing the offering, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of K-Fed Bancorp and Kaiser Federal Bank, and changes in the securities markets.

K-FED BANCORP
Selected Financial Tables and Ratios (Unaudited)
December 31, 2007
 (Dollars in thousands, except share data)

Selected Financial Condition Data and Ratios:	December 31 2007	June 30 2007
Total assets	$830,385	$799,625
Gross loans receivable	743,593	701,962
Allowance for loan losses	(2,882)	(2,805)
Cash and cash equivalents	31,448	26,732
Total deposits	463,781	494,128
Federal Home Loan Bank advances	245,019	210,016
State of California time deposits	25,000	—
Total stockholders’ equity	$93,525	$92,317

Asset Quality Ratios:
Equity to total assets	11.26%	11.55%
Delinquent loans to total loans	0.27%	0.18%
Non-accrual loans to total loans	0.21%	0.16%
Non-performing assets to total assets	0.19%	0.18%
Net charge-offs to average loans outstanding	0.04%	0.07%
Allowance for loan losses to total loans	0.39%	0.40%
Allowance for loan losses to non-performing loans	188.45%	245.84%

Selected Results of Operations Data and Ratios:	Three Months Ended December 31		Six Months Ended December 31
	2007	2006	2007	2006
Interest income	$11,251	$10,245	$22,238	$19,970
Interest expense	(6,488)	(5,859)	(12,948)	(11,012)
Net interest income	4,763	4,386	9,290	8,958
Provision for loan losses	(184)	(180)	(352)	(303)
Net interest income after provision for loan losses	4,579	4,206	8,938	8,655
Noninterest income	1,040	1,009	2,069	2,086
Noninterest expense, excluding stock offering costs	(3,811)	(3,533)	(7,651)	(6,961)
Stock offering costs	(1,270)	—	(1,270)	—
Income before income tax expense	538	1,682	2,086	3,780
Income tax expense	(132)	(537)	(687)	(1,320)
Net income	$406	$1,145	$1,399	$2,460
Performance Ratios:
Net income per share – basic and diluted	$0.03	$0.08	$0.10	$0.18
Return on average assets	0.20%	0.59%	0.35%	0.65%
Return on equity	1.74%	4.94%	3.00%	5.31%
Net interest margin	2.45%	2.38%	2.40%	2.48%
Efficiency ratio (excluding stock offering expenses)	65.68%	65.49%	67.36%	63.03%

	At December 31,	At June 30,
Non-accrual loans Data:	2007	2007
Real estate loans:
One- to four-family	$1,439	$1,115
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	89	19
Home Equity	—	—
Other	1	7
Total	1,529	1,141

Real estate owned and Repossessed assets:
Real estate loans:
One- to four-family	—	238
Commercial	—	—
Multi-family	—	—
Other loans:
Automobile	88	74
Home equity	—	—
Other	—	—
Total	88	312

Total non-performing assets	$1,617	$1,453

	Loans Delinquent :
Delinquent Loans Data:	60-89 Days		90 Days or More		Total Delinquent Loans
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount

At December 31, 2007
Real estate loans:
One- to four-family	1	$416	3	$1,439	4	$1,855
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	5	57	5	89	10	146
Home equity	—	—	—	—	—	—
Other	4	2	2	1	6	3
Total loans	10	$475	10	$1,529	20	$2,004

At June 30, 2007
Real estate loans:
One- to four-family	—	$—	2	$1,115	2	$1,115
Commercial	—	—	—	—	—	—
Multi-family	—	—	—	—	—	—
Other loans:
Automobile	7	111	2	19	9	130
Home equity	—	—	—	—	—	—
Other	5	8	4	7	9	15
Total loans	12	$119	8	$1,141	20	$1,260